NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Fiscal 2025 Annual Meeting of Shareholders of InnSuites Hospitality Trust (the “Trust”) will be held at the InnSuites Hospitality Trust corporate offices located at 1730 E. Northern Avenue, Suite 122, Phoenix, Arizona 85020 (phone: 602-944-1500) on Thursday August 14, 2025, at 1:00 P.M., local time, for the purpose of considering and acting upon the following matters:

1.	The election of the Trustees named in this proxy statement and recommended by the Board of Trustees to hold office until the Fiscal 2028 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified (listed as Proposal No. 1 on the Proxy Card);

2.	To ratify the appointment of BCRG Group, Certified Public Accountants & Consultants, Inc. (“BCRG”) as the independent registered public accounting firm of the trust for the year ending January 31, 2026. (listed as Proposal No. 2 on the Proxy Card);

3.	Approval of the compensation of our named executive officers on an advisory basis (“Say-on-Pay”) (listed as Proposal No. 3 on the Proxy Card);

4.	Advisory vote as to whether you prefer a vote to advise us on the compensation of our named executive officers every year, every two years, or every three years (“Say-on-Pay Frequency”) (listed as Proposal No. 4 on the Proxy Card);

5.	The transaction of any other business that may properly come before the meeting and any adjournments or postponements thereof.

Shareholders of the Trust of record at the close of business on July 3, 2025 are entitled to vote at the 2025 Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Trustees

/s/ MARC E. BERG
Phoenix, Arizona	Secretary
July 9, 2025

Shareholders are requested to complete, date, sign and return the enclosed Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on August 14, 2025

The Proxy Statement, Proxy Card and Annual Report on Form 10-K for the Fiscal Year

ended January 31, 2025 are available at our Internet website at www.innsuitestrust.com.

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InnSuites Hospitality Centre

1730 E. Northern Avenue, Suite 122

Phoenix, Arizona 85020

PROXY STATEMENT

Proxy Solicitation

The accompanying proxy is solicited by the Board of Trustees of InnSuites Hospitality Trust (“IHT” or “the Trust”) for use at the Fiscal 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday August 14, 2025, and any adjournments or postponements thereof. In addition to the solicitation of proxies by mail, our Trustees, officers, and regular employees may also solicit the return of proxies by regular or electronic mail, telephone or personal contact, for which they will not receive additional compensation. We will pay all costs of soliciting proxies and will reimburse brokers or other persons holding our Shares of Beneficial Interest (“Shares”) in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners of such Shares.

General Information

Shareholders of record at the close of business on July 3, 2025 (the record date) will be entitled to vote at the Annual Meeting and at any adjournments or postponements thereof. As of that date, there were 8,763,485 Shares issued and outstanding. Each outstanding Share is entitled to one vote on all matters that properly come before the Annual Meeting. A majority of the issued and outstanding Shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Shares represented by properly executed proxy cards will be voted in accordance with the specifications made thereon. If no specification is made, proxies will be voted “FOR”:

1.	The election of the Trustee nominees named herein (Proposal No. 1);
2.	Approval of the ratification of the appointment of BCRG Group as the independent registered public accounting firm to audit the Trust for the year ending January 31, 2026 (Proposal No. 2);
3.	Approval of the compensation of our named executive officers on an advisory basis (“Say-on-Pay”) (Proposal No. 3);
4.	Advisory vote as to whether you prefer a vote to advise us on the compensation of our named executive officers every year, every two years, or every three years (“Say-on-Pay Frequency”) (Proposal No. 4).

Shares will be voted in the discretion of the persons voting the Shares represented by proxies if any other business properly comes before the meeting. The number of Shares printed on your proxy card(s) represents all your Shares under a particular registration. Receipt of more than one proxy card means that your Shares are registered differently and are in more than one account. To ensure that all of your Shares are voted at the Annual Meeting, sign and return all proxy cards you receive pursuant to the instructions thereon.

The election of the Trustee requires the affirmative vote of the holders of at least a majority of the issued and outstanding Shares entitled to vote present in person or by proxy at the Annual Meeting. Approval of the Proposal nos. 2, 3, and 4 each seeks the affirmative vote of the holders of a majority of the Shares cast on the proposal.

Abstentions, but not broker non-votes, will be tabulated in determining the votes present at the Annual Meeting for purposes of determining a quorum. If your Shares are held in street name and you do not provide voting instructions to the brokerage firm that holds your shares, the brokerage firm can, in its discretion, vote your uninstructed Shares only on matters on which it is permitted to exercise authority (“routine” matters). A broker non-vote occurs when a broker, bank or other holder of record holding Shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item, or chooses not to vote, and has not received instructions from the beneficial owner. Brokers may not exercise their discretion to vote uninstructed Shares for the election of the Trustee’s because the election of Trustees are not considered routine. Therefore, if your Shares are to be represented by a broker at the Annual Meeting, you must give specific instructions to your broker for your Shares to be voted on each of the proposals to be voted on at the Annual Meeting.

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Abstentions will have the same effect as votes against the Trustee nominees, as each abstention will be one less vote for each Trustee nominee. Broker non-votes will have no effect on the election of the Trustees.

This proxy statement and the voting form of proxy will be mailed to our shareholders on or about July 9, 2025. We are also mailing with this proxy statement our Annual Report to Shareholders for the Fiscal Year ended January 31, 2025 (“Fiscal Year 2025”).

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same Shares, by giving notice in writing to our Secretary, or by voting your Shares in person at the Annual Meeting (but your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Representatives of Broadridge Financial Solutions (“Broadridge”) will tabulate the votes. Sylvin R. Lange, the Trust’s Chief Financial Officer will serve as election inspector.

Election of Trustees

(Proposal No. 1 on the Proxy Card)

At the Annual Meeting, two Trustees (James F. Wirth and Leslie “Les” T. Kutasi) will stand for election as Trustee’s each to serve a three-year term expiring at the Fiscal 2028 Annual Meeting of Shareholders and until his respective successor is duly elected and qualified. Mr. Wirth has been a Trustee since January 30, 1998, and Mr. Kutasi has been a Trustee since December 22, 2013. Mr. Wirth and Mr. Kutasi are standing for re-election at the Annual Meeting as their current term as Trustee expires at the Annual Meeting.

Unless a shareholder requests that a proxy be voted against Mr. Wirth and/or Mr. Kutasi, the sole nominees for Trustee, in accordance with the instructions set forth on the proxy card, Shares represented by proxies solicited hereby will be voted “ FOR “ the election of both Mr. Wirth and Mr. Kutasi as Trustees. Mr. Wirth and Mr. Kutasi have consented to being named in this proxy statement and to serve if elected. Should Mr. Wirth or Mr. Kutasi subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event that the Board of Trustees does not currently expect, the persons voting the Shares represented by proxies solicited hereby may vote such Shares for a substitute nominee in their discretion.

Our Board of Trustees currently has five members and is divided into three classes. Effective immediately following the Annual Meeting, the Board of Trustees will consist of five members and will be divided into three classes as follows:

●	one Trustee in the class whose term will expire at the Fiscal 2026 Annual Meeting of Shareholders;

●	two Trustees in the class whose terms will expire at the Fiscal 2027 Annual Meeting of Shareholders; and

●	two Trustees in the class whose terms will expire at the Fiscal 2028 Annual Meeting of Shareholders.

Each of the Trustees serves for three years, and until his or her successor is duly elected and qualified. The Board of Trustees has determined that Messrs. Michael G. Marchi, Les T. Kutasi, and Steven Robson, who constitute a majority of the Board of Trustees, are “independent” as defined by the NYSE American listing standards and the rules of the SEC for the purposes of serving on the Board of Trustees and each committee of which they are members. Messrs. Marc E. Berg and James F. Wirth are executive officers and are not independent. Except as described under “Certain Transactions” below, there were no transactions, relationships or arrangements in Fiscal Year 2025 that required review by the Board for purposes of determining Trustee independence.

We request that all of our Trustees attend our Annual Meetings of Shareholders. All Trustees were present at the last Annual Meeting of Shareholders, and attended 100% of the meetings held by the Board of Trustees, either in person or telephonically. All Trustees attended each meeting of the Committees on which the Trustee served during Fiscal Year 2025. In addition, the independent Trustees meet at least annually in executive session without the presence of non-independent Trustees and management.

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Vote Required

The election of the Trustee requires the affirmative vote of the holders of at least a majority of the issued and outstanding Shares entitled to vote present in person or by proxy at the Annual Meeting.

Recommendation the Board of Trustees

OUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MR. WIRTH AND MR. KUTASI AS TRUSTEES.

Approval of the Ratification of BCRG Group

(Proposal No. 2 on the Proxy Card)

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the appointment of BCRG Group (“BCRG”), as the Company’s independent registered public accounting firm once again, for the Fiscal Year ending January 31, 2026. BCRG was the Trust’s independent registered public accounting firm throughout Fiscal Year 2025, as well. Previously, BF Borgers had been the Trust’s independent registered public accounting firm since 2022 and audited our financial statements for the years ending January 31, 2022, 2023, and 2024.

The shareholders are being requested to ratify the appointment of BCRG Group at the Annual Meeting. The Company anticipates that a representative of BCRG Group may be available by phone and/or may attend the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate shareholder questions.

Neither the Company’s Articles of Incorporation nor the Company’s Bylaws require that shareholders ratify the appointment of BCRG Group as the Company’s independent registered public accounting firm. We are, however, requesting ratification because we believe it is a matter of good corporate governance. If the Company’s shareholders do not ratify the appointment, the Audit Committee will reconsider whether, or not, to retain BCRG Group, but may, nonetheless, retain BCRG Group as the Company’s independent registered public accountants. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its shareholders.

Vote Required

You may vote in favor or against this proposal or you may abstain from voting. The affirmative vote of a majority of all votes present, or represented by proxy, and entitled to vote at the Annual Meeting is sought to ratify the appointment of BCRG Group, as the Company’s independent registered public accounting firm. If shareholders of record do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the ratification of the appointment of BCRG Group as the Company’s independent registered public accounting firm. Abstentions will have the same effect as votes cast against the proposal. Generally, brokers and other nominees that do not receive instructions are entitled to vote on the ratification of the appointment of our independent registered public accounting firm as this is a routine matter.

THE board of Trustees RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BCRG GROUP.

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Approval of the Ratification of The Compensation of our Named Executive Officers

(Proposal No. 3 on the Proxy Card)

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking an advisory, non-binding shareholder vote with respect to the compensation of our named executive officers listed in the Summary Compensation Table in the “Compensation of Trustees and Executive Officers” section of this Proxy Statement (sometimes referred to as the “NEOs”) for fiscal year 2019, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This vote is commonly known as a “say-on-pay” advisory vote.

Compensation for our NEOs has two main monetary components, salary and bonus, as well as a benefits component. The bonus can consist of cash or a grant of restricted Shares, or both, which was the case beginning in Fiscal Year 2021. Prior to this in 2020, and a number of prior years, the bonuses solely consisted of cash bonuses. This decision was a result of discussions between the Compensation Committee and our NEOs regarding the sufficiency of our NEOs’ current Share ownership and the restrictions upon transfer of Shares held by our NEOs due to their affiliate status.

We believe that NEO compensation for the Fiscal Year ended January 31, 2025 was effective in retaining and motivating our NEOs to work toward our annual and long-term goals, and well within the range of normal practices for companies of our size and in our industry. Accordingly, we ask for our shareholders to indicate their support for the compensation paid to our NEOs by voting “FOR” the following non-binding resolution at the Annual Meeting:

RESOLVED, that the shareholders approve the compensation of the named executive officers for Fiscal Year 2026 listed in the Summary Compensation Table in the Compensation of Trustees and Executive Officers section of the Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

Because your vote is advisory, the result will not be binding on the Board of Trustees or the Compensation Committee. Nonetheless, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for our NEOs.

THE board of Trustees RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Advisory Approval Ratification of The Frequency on the Compensation of our Named Executive Officers (“Say-on-Pay Frequency”)

(Proposal No. 4 on the Proxy Card)

FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON APPROVAL OF

OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

In addition to seeking shareholder approval, on an advisory basis, of the compensation of our named executive officers (see Proposal No. 3 above), we are seeking an advisory, non-binding vote regarding the frequency of future advisory say-on-pay votes as required by Section 14A of the Exchange Act, known as a “say-on-frequency” advisory vote. Shareholders will be able to vote that we hold the say-on-pay advisory vote at a frequency of every year, every two years, or every three years.

The Board of Trustees recommends that the say-on-pay advisory vote should occur triennially (once every three years). We highly value input from our shareholders on important issues such as executive compensation. The Board’s decision was based further on the premise that this recommendation could be modified in future years if it becomes apparent that a more frequent vote is more useful and meaningful, or for reasons which have yet to become evident, and is in accordance with the best corporate governance practices.

The frequency (one year, two years or three years) that receives the highest number of votes cast by the shareholders will be deemed the frequency for the advisory say-on-pay vote preferred by the shareholders. Because your vote is advisory, the results will not be binding upon the Board of Trustees. Although not binding, the Board values the opinions of our shareholders and will review and consider the outcome of the vote, along with other relevant factors, in evaluating the frequency of future advisory votes on executive compensation.

THE board of Trustees RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF “THREE YEARS” AS YOUR PREFERENCE FOR THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Board of Trustees and Executive Officers

Nominees, Trustees and Executive Officers

The biographies of our two nominees for Trustee, Mr. Wirth and Mr. Kutasi, each of the Trustees whose terms if elected will continue after the Annual Meeting, and our current executive officers, are set forth below. The information concerning our Trustee nominees, continuing Trustees and executive officers set forth below is based in part on information received from the respective Trustee nominees, continuing Trustees and executive officers and in part on our records. The information below sets forth the name, age, term of office, outside directorships and principal business experience for the Trustee nominees, continuing Trustees and executive officers of the Trust and includes the specific experience, qualifications, attributes and skills that led to the conclusion that the Trustee nominees and Trustees should serve on our Board of Trustees, in light of the Trust’s business and structure.

If elected, the terms of Mr. Wirth and Mr. Kutasi as Trustees will expire at the Fiscal 2028 Annual Meeting of shareholders.

Nominee Whose Terms, if elected, Expire in 2028	Age as of Record Date	Principal Occupations During Past Five Years And Directorships Held	Trustee Since
James F. Wirth	79

Chairman and Chief Executive Officer of the Trust since January 30, 1998, also serving as President of the Trust from 1998 to 2012, and since 2016. Manager and primary owner (together with his family affiliates) of Rare Earth Financial, L.L.C. and affiliated entities, owners and operators of hotels, since 1980.

Mr. Wirth holds a B.S. in Economics and Mathematics from the University of Arizona, Eller School of Business. As a Mellon Fellow, he holds an MBA from Carnegie Mellon University, Tepper School of Business.

Mr. Wirth has significant real estate and hotel industry experience, including Division President of Ramada Inns, Inc., and has extensive experience with the Trust for the past 27 years, since 1998. He also has a significant investment in our Shares, which we believe provides him with a strong incentive to advance shareholder interests. Mr. Wirth has served on our Board for more than 27 years.

			January 30, 1998

Leslie (Les) T. Kutasi(1)(2)(3)(4)	74

Chairman of the IHT Audit Committee. Mr. Kutasi served as President of California Textile Sales from 1990 to 1996. In 1995, Mr. Kutasi founded Pacesetter Fabrics, LLC, a start-up textile importer and converter, and served as its Chief Executive Officer until 2001. 1995-2000, Founder and President of Pacesetter Fabrics. 2000-2009, Founder and President of Trend-Tex International. 2009-2024, President of Exquisite Properties of Arizona.

			January 31, 2013

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Trustees Whose Term, Will Expire in 2027	Age as of Record Date	Principal Occupations During Past Five Years And Directorships Held	Trustee Since
Marc E. Berg	73

Executive Vice President, Secretary and Treasurer of the Trust since February 10, 1999, handling Acquisitions and Dispositions. Vice Chairman of the Board of the Trust since January 2019.

Prior to InnSuites, Mr. Berg was a wealth manager at Valley National Bank where his portfolio consisted of over half a billion dollars in equities, bonds and fixed income securities. Mr. Berg also worked at Young, Smith and Peacock, an investment banking firm, in public finance.

Mr. Berg has been qualified as a US Trustee, a Registered Investment Advisor with the SEC and holds both an MBA (Finance) degree from the WP Carey Business School at Arizona State University as well as a Masters in International Management from the Thunderbird Graduate School of International Management. His undergraduate degree was a BSBA from American University in Washington, D.C.

Mr. Berg has in-depth familiarity with the operations of the Trust and extensive experience in property acquisitions and dispositions. In addition, Mr. Berg has served on our Board over 27 years.

			January 30, 1998

Michael G. Marchi (1)(2)(3)(5)	65

Partner with CEO Coaching International, working with world leading CEO’s. Business experience includes President Kohler Kitchen and Bath Americas, President/CEO of Grohe Americas, COO American Standard, Kohler Supply Chain Director, Senior Vice President of Citibank. 17 years with four General Electric divisions.

Education MBA DePaul University. BS Economics and Marketing Elmhurst University. Harvard Business School GE Managerial Development Program.

Former Director Uponor, public Nasdaq.

			June 19, 2024

Trustee Whose Term Will Expire in 2026	Age as of Record Date	Principal Occupations During Past Five Years And Directorships Held	Trustee Since
Steven S. Robson (1)(2)(3)(6)	66

Owner of Scott Homes, residential real estate developers.

Mr. Robson has strategic leadership and residential real estate development experience as well as experience in negotiating complex transactions and maintaining mission, vision and values. In addition, Mr. Robson has served on our Board for 26 years.

			June 16, 1998

1 Member of the Audit Committee.

2 Member of the Compensation Committee.

3 Member of the Governance and Nominating Committee.

4 Chair of the Audit Committee.

5 Chair of the Compensation Committee.

6. Chair of the Governance and Nominating Committee.

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Other Executive Officer	Age as of Record Date	Principal Occupations During Past Five Years And Directorships Held
Sylvin Lange	52	Chief Financial Officer, (CFO), and Principal Accounting Officer of the Trust since 2020.

		For the years prior to joining the Trust in 2020, Mr. Lange was an Independent Consultant providing Financial Analysis, Auditing, Tax Assistance and Advice, Regulatory Supervision, Financial Reporting Guidance, and Overall Accounting Direction; providing overall financial and operational consulting and support, to a variety of business enterprises. He has over 25 years of experience in finance, accounting, tax, auditing, and management.

		Mr. Lange holds a bachelor’s degree in Business Administration with a Concentration in Accounting from California State University. He has served in steadily increasing roles of responsibility, including within the leadership and management teams at both US Airways, and JDA Software previously.

We request that when convenient, all Trustees attend our Annual Meetings of Shareholders. Board attendance was high, with 100% attendance for each of the meetings held by the Board of Trustees and the Committees during Fiscal Year 2025. In addition, the independent Trustees are required to meet at least annually in executive session without the presence of non-independent Trustees and management.

Trustee Nominations and Qualifications

The Governance and Nominating Committee expects to identify nominees to serve as our Trustees primarily by accepting and considering the suggestions and nominee recommendations made by members of the Board of Trustees and our management and shareholders. Nominees for Trustees are evaluated based on their character, judgment, independence, financial or business acumen, diversity of experience, ability to represent and act on behalf of all of our shareholders, and the needs of the Board of Trustees. In accordance with its charter, the Governance and Nominating Committee discusses diversity of experience as one of many factors in identifying nominees for Trustee, but does not have a policy of assessing diversity with respect to any particular qualities or attributes. All of the current Trustees are men, due to the departure of two women during fiscal 2019. The Governance and Nominating Committee has not identified any specific attributes that the Committee would desire to diversify on the Board. In general, before evaluating any nominee, the Governance and Nominating Committee first determines the need for additional Trustees to fill vacancies or expand the size of the Board of Trustees and the likelihood that a nominee can satisfy the evaluation criteria. The Governance and Nominating Committee would expect to re-nominate incumbent Trustees who have served well on the Board of Trustees and express an interest in continuing to serve. Our Board of Trustees is satisfied that the backgrounds and qualifications of our Trustees, considered as a group, provide a mix of experience, knowledge and abilities that allows our Board to fulfill its responsibilities.

The Governance and Nominating Committee will consider shareholder recommendations for Trustee nominees. A shareholder who wishes to suggest a Trustee nominee for consideration by the Governance and Nominating Committee should send a resume of the nominee’s business experience and background to Mr. Steven S. Robson, Chairperson of the Governance and Nominating Committee, InnSuites Hospitality Trust, 1730 E. Northern Avenue, Suite 122, Phoenix, Arizona 85020. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board of Trustees Nominee.”

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Leadership Structure of the Board of Trustees

Mr. Wirth, our Chief Executive Officer, currently serves as Chairman of the Board. Our Second Amended and Restated Declaration of Trust, as amended, provides that the Trustees shall annually elect a Chairman who shall be the principal officer of the Trust. Mr. Wirth has served as Chairman of our Board of Trustees and our Chief Executive Officer since January 30, 1998. Our Board of Trustees has determined that the Trust has been well-served by this structure of combined Chairman and Chief Executive Officer positions and that this structure facilitates strong and clear leadership, with a single person setting the tone of the organization and having the ultimate responsibility for all of the Trust’s operating and strategic functions, thus providing unified leadership and direction for the Board of Trustees and the Trust’s executive management. Our Chairman also has a significant investment in our Shares, which we believe provides him with a strong incentive to advance shareholder interests.

The Trust does not have a lead independent Trustee but receives strong leadership from all of its members. Our Board Committees consist of only independent members, and our independent Trustees meet at least annually in executive session without the presence of non-independent Trustees and management. In addition, our Trustees take active and substantial roles in the activities of our Board of Trustees at the full Board meetings. Our Trustees are able to propose items for Board meeting agendas, and the Board’s meetings include time for discussion of items not on the formal agenda. Our Board believes that this open structure, as compared to a system in which there is a designated lead independent trustee, facilitates a greater sense of responsibility among our Trustees and facilitates active and effective oversight by the independent Trustees of the Trust’s operations and strategic initiatives, including any risks.

The Board’s Role in Risk Oversight

Our management devotes significant attention to risk management, and our Board of Trustees is engaged in the oversight of this activity, both at the full Board and at the Board Committee level. The Board’s role in risk oversight does not affect the Board’s leadership structure. However, our Board’s leadership structure supports such risk oversight by combining the Chairman position with the Chief Executive Officer position (the person with primary corporate responsibility for risk management).

Our Board’s role in the Trust’s risk oversight process includes receiving reports from members of senior management on areas of material risk to the Trust, including operational, financial, legal, and regulatory and strategic risks. The Board of Trustees requires management to report to the full Board (or an appropriate Committee) on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Trust and other matters relating to risk management. The Audit Committee also receives regular reports from the Trust’s independent registered public accounting firm on internal control and financial reporting matters. In addition, pursuant to its charter, the Audit Committee is tasked with reviewing with the Trust’s counsel major litigation risks as well as compliance with applicable laws and regulations, discussing with management its procedures for monitoring compliance with the Trust’s code of conduct, and discussing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Trust.

Our Board also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational, and financial initiatives and its oversight of management’s implementation of those initiatives. The Board periodically reviews with management its strategies, techniques, policies, and procedures designed to manage these risks. Under the overall supervision of our Board, management has implemented a variety of processes, procedures, and controls to address these risks.

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Communications with the Board of Trustees

Shareholders and other interested parties who wish to communicate with the Board of Trustees or any individual member thereof may do so by writing to the Secretary, InnSuites Hospitality Trust, 1730 E. Northern Avenue, Suite 122, Phoenix, Arizona 85020. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is an “Interested Party-Board of Trustees Communication.” The Secretary will review all such correspondence and regularly forward to the Board of Trustees a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Trustees or Committees thereof or that he otherwise determines requires their attention. Trustees may at any time review a log of all correspondence received by us that is addressed to members of the Board of Trustees and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our accounting department and handled in accordance with procedures established by the Audit Committee for such matters.

Code of Ethics for Senior Officers

We have a Code of Ethics that applies to our Chief Executive Officer and Chief Financial Officer and persons performing similar functions. We have posted our Code of Ethics on our website at www.innsuitestrust.com. We intend to satisfy all SEC and NYSE American disclosure requirements regarding any amendment to, or waiver of, the Code of Ethics relating to our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, by posting such information on our website unless the NYSE American requires a Form 8-K. In addition, we have adopted a Code of Conduct and Ethics that applies to all of our employees, officers and Trustees. It is also available on our website at www.innsuitestrust.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Trustees, executive officers and beneficial holders of more than 10% of our Shares to file with the SEC initial reports of ownership and reports of subsequent changes in ownership. The SEC has established specific due dates for these reports, and we are required to disclose in this Proxy Statement any late filings or failures to file.

Based solely on our review of the copies of such forms (and amendments thereto) furnished to us, we believe that all our Trustees, executive officers and holders of more than 10% of the Shares complied with all Section 16(a) filing requirements during the Fiscal Year ended January 31, 2025.

Board Committees

All five of the incumbent Trustees attended 100% of the aggregate number of meetings held by the Board of Trustees and the Committees, either in person or telephonically, on which the Trustees served during Fiscal Year 2025. The Board of Trustees met four times during the Fiscal Year ended January 31, 2025. The independent Trustees meet at least annually in executive session without the presence of non-independent Trustees and management.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors, including reviewing the scope and results of audit and non-audit services. The Audit Committee also reviews internal accounting controls and assesses the independence of our auditors. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by us regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by our employees of any concerns regarding accounting or auditing matters. The Audit Committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. The Audit Committee met four (4) times during Fiscal Year 2025.

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All members of the Audit Committee are “independent,” as such term is defined by the SEC’s rules and the NYSE American’s listing standards. The Board of Trustees has determined that Mr. Kutasi, a member and the chairman of our Audit Committee, qualifies as an “audit committee financial expert” under applicable SEC rules. We have posted our Amended and Restated Audit Committee Charter on our Internet website at www.innsuitestrust.com. Information on our website is not part of this proxy statement.

Audit Committee Report

The Audit Committee of the Board of Trustees has reviewed and discussed the audited consolidated financial statements included in the Trust’s Annual Report on Form 10-K for the Fiscal Years ended January 31, 2024, and 2023 with the management of the Trust. In addition, the Audit Committee has discussed with BCRG Group (“BCRG”), the independent registered public accounting firm of the Trust, the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

Communications with Audit Committees: The Audit Committee has also received and reviewed the written disclosures and the letters from BCRG, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with BCRG their respective independence from the Trust, including the compatibility of any non-audit services with BCRG’s independence. The Audit Committee has also pre-approved the fees to be charged to the Trust by its independent auditors for audit services.

Based on the foregoing, the Audit Committee recommended that such audited consolidated financial statements be included in the Trust’s Annual Report for the Fiscal Year ended January 31, 2025.

By the Audit Committee of the Board of Trustees:

Les T. Kutasi, Chairman

Steven S. Robson

Michael G. Marchi

Compensation Committee

The Compensation Committee has the responsibility of determining the compensation of the Chief Executive Officer and all of our other officers, advising the Board of Trustees on the adoption and administration of employee benefit and compensation plans and administering our 1997 Stock Incentive and Option Plan. A description of the Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation is included in this proxy statement under “Compensation of Trustees and Executive Officers - Executive Compensation Overview.” The Compensation Committee met two times during the Fiscal Year ended January 31, 2025.

All members of the Compensation Committee are “independent,” as such term is defined by the SEC’s rules and the NYSE American’s listing standards. We have posted our Amended and Restated Compensation Committee Charter on our Internet website at www.innsuitestrust.com. Information on our website is not part of this proxy statement.

By the Compensation Committee of the Board of Trustees:

Michael G. Marchi, Chairman

Les T. Kutasi

Steven S. Robson

Governance and Nominating Committee

The Governance and Nominating Committee has the responsibility of screening and nominating candidates for election as Trustees and recommending Committee members for appointment by the Board of Trustees. See “Board of Trustees and Executive Officers - Trustee Nominations and Qualifications” above for more information on how shareholders can nominate Trustee candidates, as well as information regarding how Trustee candidates are identified and evaluated. The Governance and Nominating Committee also advises the Board of Trustees with respect to governance issues and trusteeship practices, including determining whether Trustee candidates and current Trustees meet the criteria for independence required by the NYSE American and the SEC. The Governance and Nominating Committee met twice during the Fiscal Year ended January 31, 2025.

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All members of the Governance and Nominating Committee are “independent,” as such term is defined by the SEC’s rules and NYSE American listing standards. We have posted our Governance and Nominating Committee Charter on our Internet website at www.innsuitestrust.com. Information on our website is not part of this proxy statement.

By the Governance and Nominating Committee of the Board of Trustees:

Steven S. Robson, Chairman

Les T. Kutasi

Michael G. Marchi

Approval of the Ratification of BCRG Group

(Proposal No. 2 on the Proxy Card)

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the appointment of BCRG Group, as the Company’s independent registered public accounting firm for the Fiscal Year ending January 31, 2025. BF Borgers had been the Company’s independent registered public accounting firm since 2022. BCRG audited our financial statements for the year ending January 31, 2024.

The shareholders are being requested to ratify the appointment of BCRG Group at the Annual Meeting. The Company anticipates that a representative of BCRG Group may attend the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate shareholder questions.

Neither the Company’s Articles of Incorporation nor the Company’s Bylaws require that shareholders ratify the appointment of BCRG Group as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate governance. If the Company’s shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain BCRG Group, but may, nonetheless, retain BCRG Group as the Company’s independent registered public accountants. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its shareholders.

Vote Required

You may vote in favor or against this proposal or you may abstain from voting. The affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Annual Meeting is not required to ratify the appointment of BCRG Group, as the Company’s independent registered public accounting firm. If shareholders of record do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the ratification of the appointment of BCRG Group as the Company’s independent registered public accounting firm. Abstentions will have the same effect as votes cast against the proposal. Generally, brokers and other nominees that do not receive instructions are entitled to vote on the ratification of the appointment of our independent registered public accounting firm as this is a routine matter.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BCRG GROUP.

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Approval of the Ratification of The Compensation of our Named Executive Officers

(Proposal No. 3 on the Proxy Card)

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking an advisory, non-binding shareholder vote with respect to the compensation of our named executive officers listed in the Summary Compensation Table in the “Compensation of Trustees and Executive Officers” section of this Proxy Statement (sometimes referred to as the “NEOs”) for fiscal year 2019, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This vote is commonly known as a “say-on-pay” advisory vote.

Compensation for our NEOs has two main monetary components, salary and bonus, as well as a benefits component. The bonus can consist of cash or a grant of restricted Shares, or both, which was the case beginning in Fiscal Year 2021. Prior to this in 2020, and a number of prior years, the bonuses solely consisted of cash bonuses. This decision was a result of discussions between the Compensation Committee and our NEOs regarding the sufficiency of our NEOs’ current Share ownership and the restrictions upon transfer of Shares held by our NEOs due to their affiliate status.

We believe that NEO compensation for the Fiscal Year ended January 31, 2025 was effective in retaining and motivating our NEOs to work toward our annual and long-term goals, and well within the range of normal practices for companies of our size and in our industry. Accordingly, we ask for our shareholders to indicate their support for the compensation paid to our NEOs by voting “FOR” the following non-binding resolution at the Annual Meeting:

RESOLVED, that the shareholders approve the compensation of the named executive officers for Fiscal Year 2026 listed in the Summary Compensation Table in the Compensation of Trustees and Executive Officers section of the Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

Because your vote is advisory, the result will not be binding on the Board of Trustees or the Compensation Committee. Nonetheless, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for our NEOs.

THE board of Trustees RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Advisory Approval Ratification of The Frequency on the Compensation of our Named Executive Officers (“Say-on-Pay Frequency”)

(Proposal No. 4 on the Proxy Card)

FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON APPROVAL OF

OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

In addition to seeking shareholder approval, on an advisory basis, of the compensation of our named executive officers (see Proposal No. 3 above), we are seeking an advisory, non-binding vote regarding the frequency of future advisory say-on-pay votes as required by Section 14A of the Exchange Act, known as a “say-on-frequency” advisory vote. Shareholders will be able to vote that we hold the say-on-pay advisory vote at a frequency of every year, every two years, or every three years.

The Board of Trustees recommends that the say-on-pay advisory vote should occur triennially (once every three years). We highly value input from our shareholders on important issues such as executive compensation. The Board’s decision was based further on the premise that this recommendation could be modified in future years if it becomes apparent that an annual vote is more useful and meaningful, or for reasons which have yet to become evident, and is in accordance with the best corporate governance practices.

The frequency (one year, two years or three years) that receives the highest number of votes cast by the shareholders will be deemed the frequency for the advisory say-on-pay vote preferred by the shareholders. Because your vote is advisory, the results will not be binding upon the Board of Trustees. Although not binding, the Board values the opinions of our shareholders and will review and consider the outcome of the vote, along with other relevant factors, in evaluating the frequency of future advisory votes on executive compensation.

THE board of Trustees RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF “THREE YEARS” AS YOUR PREFERENCE FOR THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Compensation of Trustees and Executive Officers

The following overview relates to the compensation of our executive officers listed in the Summary Compensation Table set forth below during Fiscal Year 2025. Our executive officers are James F. Wirth, Chairman of the Board, President and Chief Executive Officer, Marc E. Berg, Vice Chairman, Executive Vice President, Secretary, and Treasurer, and Sylvin Lange, Chief Financial Officer, (referred to below as our “executive officers”).

Overview of the Compensation Committee

The Compensation Committee of the Board of Trustees currently consists of three independent Trustees. The Committee sets the principles and strategies that serve to guide the design of the compensation programs for our executive officers. The Committee annually evaluates the performance of our executive officers. Taking into consideration the factors set forth below, the Committee then approves their compensation levels, including any bonuses. The Committee does not use an independent compensation consultant to assist it with its responsibilities. The Committee does consider input from the Chief Executive Officer when determining compensation for the other executive officers.

Compensation Philosophy and Objectives

Under the supervision of the Compensation Committee, we have developed and implemented compensation policies, plans and programs that seek to enhance our ability to recruit and retain qualified management and other personnel. In developing and implementing compensation policies and procedures, the Compensation Committee seeks to provide rewards for the long-term value of an individual’s contribution to the Trust. The Compensation Committee seeks to develop policies and procedures that offer both recurring and non-recurring, and both financial and non-financial, incentives.

Compensation for our executive officers has two main monetary components, salary, and bonus, as well as a benefits component. A base salary is a fixed compensation component subject to annual adjustment and review, if appropriate, that is designed to attract, retain, and motivate our executive officers and to align their compensation with market practices. As discussed below, for Fiscal Year 2025, the bonus component consisted of cash bonuses that were intended to incentivize performance, as described below.

Our compensation program does not rely to any significant extent on broad-based benefits or prerequisites. The benefits offered to our executive officers are those that are offered to all of our full-time employees. We do not offer our executive officers any prerequisites.

Our management and the Compensation Committee work in a cooperative fashion. Management advises the Compensation Committee on compensation developments, compensation packages and our overall compensation program. The Compensation Committee then reviews, modifies, if necessary, and approves the compensation packages for our executive officers.

Elements of Compensation

In setting the compensation for each executive officer, the Compensation Committee considers (i) the responsibility and authority of each position relative to other positions within the Trust, (ii) the individual performance of each executive officer, (iii) the experience and skills of the executive officer, and (iv) the importance of the executive officer to the Trust.

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Base Salary and Discretionary Cash Bonuses

We pay base salaries to our executive officers in order to provide a level of assured compensation reflecting an estimate of the value in the employment market of the executive officer’s skills, the demands of his or her position and the relative size of the Trust. In establishing base salaries for our executive officers, the Compensation Committee considers our overall performance and the performance of each individual executive officer, as well as market forces and other general factors believed to be relevant, including time between salary increases, promotion, expansion of responsibilities, advancement potential, and the execution of special or difficult projects. Additionally, the Compensation Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions between and among the executive officers, including between the Chief Executive Officer and the Chief Financial Officer and among the other executive officers. Although the Compensation Committee considers our financial performance, there is no specific relationship between achieving, or failing to achieve, budgeted estimates, the performance of our Shares or our financial performance and the annual salaries determined by the Compensation Committee for any of our executive officers. No specific weight is attributed to any of the factors considered by the Compensation Committee; the Compensation Committee considers all factors and makes a subjective determination based upon the experience of its members and the recommendations of our management.

Fiscal Year 2025

As Mr. Wirth holds a significant ownership stake in the Trust, the Compensation Committee did not increase his salary or provide him with additional incentives. Based upon a review of Mr. Wirth’s performance and upon the recommendation of the Compensation Committee, for Fiscal Years 2025 and 2024, Mr. Wirth’s annual base salary remained set at $153,060. The Compensation Committee did not rely on any particular set of financial or non-financial factors, measures or criteria when determining the compensation offered to Mr. Wirth. The Compensation Committee did consider Mr. Wirth’s substantial Share ownership when setting his base salary.

Cash and Equity Bonuses

Fiscal 2025 Bonuses

Fiscal 2025 – Full Year Cash and Equity Bonus Program

On January 29, 2019, the Compensation Committee adopted an incentive bonus program for the Executives for the full Fiscal Year ended January 31, 2025 (the “2021 Fiscal Year Bonus Program”). Under the 2019 Fiscal Year Bonus Program, an Executive will be entitled to receive a bonus, upon the achievement by the Executive of performance-based on objectives which was based on exceeding budgeted revenues and net income in hotel operations.

Performance-Based Cash Bonuses

Fiscal 2025 - Performance-Based Cash Bonuses

Our executive officers are eligible to receive cash bonuses under the General Manager Bonus Plan equal to 25% of the aggregate cash bonuses received by the general managers of both of our hotels. The general managers receive a bonus based on the achievement of budgeted gross operating profit (total revenues less operating expenses) (“GOP”) at their hotel on a quarterly and annual basis. Under the plan, if the hotel’s actual quarterly and annual GOP exceeds the budgeted GOP, each general manager is eligible for a potential maximum annual bonus of $20,000, consisting of a potential maximum quarterly bonus of $2,000 per quarter, ($8,000 per year), and a potential maximum year-end bonus of $11,000, a risk management bonus of $1,000 and a discretionary excellent property inspection bonus up to $1,000.

In Fiscal Year 2024 ending January 31, 2024, the Board approved a stock bonus of up to 3,000 shares for the CFO, Controller, and our Independent Consultant. In addition, our Director of Hotel Operations and IT/Technology Manager each were approved for up to 2,000 shares.

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Quarterly General Manager GOP Bonus Potential:

Percentage of Budgeted Quarterly GOP Achieved	Cash Bonus
Less than 95%	$0
95%	$500
98%	$1,000
102%	$1,500
106% or more	$2,000

Year-End General Manager GOP Bonus Potential:

Percentage of Budgeted Annual GOP Achieved	Cash Bonus
Less than 95%	$0
95%	$1,000
98%	$2,000
102%	$5,000
106%	$9,000
108% or more	$11,000

In Fiscal Years 2024 and 2025, each of our executive officers received an annual cash bonus equal to 25% of the aggregate cash bonuses received by the general managers of both of our hotels. The general manager aggregate cash bonuses for Fiscal Year 2025 were as follows:

Period	GM Aggregate Cash Bonus

First Quarter – Fiscal Year 2025	$2,500
Second Quarter – Fiscal Year 2025	$0
Third Quarter – Fiscal Year 2025	$2,000
Fourth Quarter – Fiscal Year 2025	$0
Year End – Fiscal Year 2025	$7,500

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life insurance and a 401(k) plan. We also have a mandatory matching contribution for our 401(k) plan. We do not have a pension plan. Our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as our other employees. See Note 23 – “Share Based Payments and Stock Options” for additional information about our Stock Options.

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Fiscal Year 2025 Summary Compensation Table

The table below shows individual compensation information paid to our executive officers for our Fiscal Years ended ended January 31, 2025 and 2024:

Name and Principal	Fiscal	Salary	Discretionary Bonus	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Position (1)	Year	($)	($)(3)	($)(4)	($)(1)(2)	($)

James F. Wirth,	2024	153,060		4,629		157,689
Chief Executive Officer	2025	123,577		3,075		126,652

Sylvin R. Lange,	2024	97,375		5,475	1,125	103,975
Chief Financial Officer	2025	107,735		4,040	500	112,275

Marc E. Berg,	2024	67,134		4,629	1,200	72,963
Executive Vice President	2025	55,515		3,075	500	58,590

(1) Matching contributions made under our 401(k) plan to our executive officers with a maximum of $500 per calendar year are included in all other compensation.

(2) In addition to the employer 401(k) match provided to all eligible Trust employees, Mr. Berg through his Berg Investment Advisors company was compensated $4,020 for additional consultative services rendered by Mr. Marc Berg, the Trust’s Executive Vice President. Mr. Berg, and Mr. Lange receive a monthly travel expense reimbursement of $100. For the Fiscal Year ending January 31, 2024, Mr. Berg, and Mr. Lange received $1,200, and $1,125 respectively in expense reimbursement. For the Fiscal Year ending January 31, 2025, Mr. Berg, and Mr. Lange received $500, and $500, respectively.

(3) From time to time, Mr. Berg receives a discretionary bonus approved by the Compensation Committee team, related to his efforts resulting in the sales of Hotels. $0 was paid during the Fiscal Year ended January 31, 2025, and Fiscal Year ended January 31, 2024, respectively.

(4) During Fiscal Year ending January 31, 2025 Mr. Wirth, Mr. Berg, and Mr. Lange received Non-Equity Incentive Plan Compensation consisting of Fiscal 2025 – Performance Based Cash Bonuses of $3,075, $3,075, and $4,040, respectively. During Fiscal Year ending January 31, 2024 Mr. Wirth, Mr. Berg, and Mr. Lange received Non-Equity Incentive Plan Compensation consisting of Fiscal 2024 – Performance Based Cash Bonuses of $4,629, $4,629, and $5,475, respectively.

During Fiscal Year 2025 and 2024, we did not grant other equity-based awards. None of our executive officers owned any stock options, or had any outstanding unvested Shares, as of January 31, 2025 and 2024. Consistent with ASC 718-10-55-10, compensation cost associated with issuance of these options has not been recognized as shareholder approval is not perfunctory. For stock option grants additional information about our stock option plan, see Note 23 to our Consolidated Financial Statements - “Stock Options.”

Additionally, refer Note 23 of our Consolidated Financial Statements - Share Based Payments, and the section on Fiscal Year 2025 Trustee Compensation, contained in Item11, for information on shares issued to our independent trustees from shareholder equity.

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Indemnification Agreements

We have entered into indemnification agreements with all of our executive officers and Trustees. The agreements provide for indemnification against all liabilities and expenses reasonably incurred by an officer or Trustee in connection with the defense or disposition of any suit or other proceeding, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, because of his or her position at the Trust. There is no indemnification for any matter as to which an officer or Trustee is adjudicated to have acted in bad faith, with willful misconduct or reckless disregard of his or her duties, with gross negligence, or not in good faith in the reasonable belief that his or her action was in our best interests. We may advance payments in connection with indemnification under the agreements. The level of indemnification is to the full extent of the net equity based on appraised and/or market value of the Trust.

Potential Payments Upon Change in Control

We do not have employment agreements with our executive officers. However, our 2017 Equity Incentive Plan (the “2017 Plan”) provides that the Compensation Committee of the Board of Trustees, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any award that is outstanding as of the date of the consummation of the change in control. Such actions may include, without limitation: (a) the acceleration of the vesting, settlement and/or exercisability of an award; (b) the payment of a cash amount in exchange for the cancellation of an award; (c) the cancellation of stock options and/or SARs without payment therefor if the fair market value of a share on the date of the change in control does not exceed the exercise price per share of the applicable award; and/or (d) the issuance of substitute awards that substantially preserve the value, rights and benefits of any affected awards.

For purposes of the 2017 Plan, subject to exceptions set forth in the 2017 Plan, a “change in control” generally includes (a) the acquisition of more than 50% of the Trust’s Shares; (b) the incumbent board of trustees ceasing to constitute a majority of the board of trustees; (c) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Trust; and (d) approval by the shareholders of the Trust of a complete liquidation or dissolution of the Trust. The full definition of “change in control” is set forth in the 2017 Plan.

When an award is granted under the 2017 Plan, the Compensation Committee establishes the terms and conditions of that award, which are contained in an award agreement. The form of stock option award agreement under the 2017 Plan provides for unvested stock options to immediately vest in full and become exercisable if a change in control occurs while the participant is employed by the Trust or a subsidiary. In addition, the form of restricted share agreement for non-employee Trustee awards provides that unvested restricted shares held by a Trustee will immediately vest in full if, prior to a vesting date, a change in control of the Trust occurs while the participant is serving as a Trustee.

A participant’s award agreement under the 2017 Plan may also contain specific provisions governing the vesting or forfeiture of an award upon a termination of the participant’s service to the Trust or a subsidiary. The form of stock option award agreement generally provides that unvested stock options will become immediately vested in full if, prior to a vesting date, the participant ceases to be employed by the Trust and its subsidiaries by reason of death or disability. Unvested stock options will be forfeited automatically if the participant ceases to be employed by the Trust and its subsidiaries prior to an applicable vesting date. In addition, the form of stock option award agreement provides for the termination of stock options, to the extent not previously exercised or forfeited, on the earliest of the following dates: (i) one year after the termination of the participant’s employment by the Trust and its subsidiaries due to death or disability; (ii) three months after the termination of the participant’s employment with the Trust and its subsidiaries for any reason other than for death, disability or cause; (iii) immediately upon termination of employment, if the participant’s employment is terminated by the Company and its subsidiaries for cause; or (iv) midnight on the tenth anniversary of the date of grant. Unless otherwise provided in the applicable award agreement or in an another written agreement with the participant, “cause”, as a reason for termination of a participant’s employment generally includes (a) the participant’s willful refusal to follow lawful directives of the Trust which are consistent with the scope and nature of the participant’s duties and responsibilities; (b) conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude, fraud or embezzlement; (c) gross negligence or willful misconduct resulting in a material loss to the Trust or any of its subsidiaries or material damage to the reputation of the Trust or any of its subsidiaries; (d) material breach of any one or more of the covenants contained in any proprietary interest protection, confidentiality, non-competition or non-solicitation agreement between the participant and the Trust or a subsidiary; or (e) violation of any statutory or common law duty of loyalty to the Trust or any of its subsidiaries.

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The form of restricted share agreement for non-employee Trustees generally provides that unvested restricted shares will become vested in full if, prior to a vesting date, the participant dies or a change in control occurs while the participant is serving as a Trustee. Any unvested restricted shares will be forfeited automatically if the participant ceases to serve as a Trustee prior to an applicable vesting date.

Fiscal Year 2025 Trustee Compensation

We compensate our non-employee Trustees for their services through grants of restricted Shares. The aggregate grant date fair value of these Shares is shown in the table above. These restricted Shares vested in equal monthly amounts during our Fiscal Year 2025. As of January 31, 2025, Messrs. Kutasi, Chase and Robson did not hold any unvested Shares. As compensation for our Fiscal Year 2025, on February 15, 2024, we issued 6,000 additional restricted Shares (with the aggregate grant date fair value of $7,200 per grant) to each of Messrs. Kutasi, Chase, and Robson. Upon the sudden and unexpected passing of Mr. Chase, prompting the addition of Mr. Marchi to the Board on June 14, 2024, we issued Mr. Marchi 4,000 restricted Shares (with the aggregate grant date fair value of $4,800).

We do not pay our Trustees an annual cash retainer, per meeting fees or additional compensation for serving on a Committee or as a Committee Chair.

The table below shows individual compensation information for our non-employee Trustees for our Fiscal Year ended January 31, 2025. Compensation information for Messrs. Wirth and Berg, who do not receive additional compensation for their service as Trustees, is included in the Summary Compensation Table above:

Name	Total Number of IHT Shares Awarded (#)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Leslie T. Kutasi	6,000	$0	$7,200	$7,200
Steven S. Robson	6,000	$0	$7,200	$7,200
JR Chase	6,000	$0	$7,200	$7,200
Michael G. Marchi	4,000	$0	$4,800	$4,800

(1)	The dollar amounts shown in the Stock Awards column reflect the aggregate grant date fair value of restricted Shares computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of assumptions, we made in valuing restricted Shares, see Note 2, “Summary of Significant Accounting Policies – Stock-Based Compensation,” in the notes to our consolidated financial statements contained in our Annual Reports on Form 10-K for the Fiscal Years ended January 31, 2025 and 2024. The Stock Awards were based on a stock price of $1.20 which was the closing price of the Trust’s Shares of Beneficial Interest as of May 15, 2023. The Board of Trustees met on May 15, 2023, and approved the payment.

Certain Transactions

Management and Licensing Agreements

The Trust directly manages the Hotels through the Trust’s wholly-owned subsidiary, RRF Limited Liability Limited Partnership (RRF). Under the management agreements, RRF manages the daily operations of the Hotels. All Trust managed Hotel expenses, revenues and reimbursements among the Trust, RRF, and the Partnership have been eliminated in consolidation. The management fees for the Hotels are 5% of room revenue and a monthly accounting fee of $2,000 per hotel. These agreements have no expiration date and may be cancelled by either party with 90-days written notice in the event the property changes ownership.

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The Trust also provides the use of the “InnSuites” trademark to the Hotels through the Trust’s wholly-owned subsidiary, RRF LLLP, at no additional charge.

Restructuring Agreements

Albuquerque Suite Hospitality Restructuring Agreement

During the Fiscal Years ended January 31, 2025 and 2024, respectively, there were no units of the Albuquerque entity sold. As of January 31, 2025, the Trust held a 21.90% ownership interest, or 132.5 Class B units, in the Tucson entity, Mr. Wirth and his affiliates held a 0.17% interest, or approximately 1 Class C units, and other parties held a 77.93% interest, or approximately 471.5 Class A units. For the Fiscal Year ended January 31, 2025, the Albuquerque entity made quarterly Priority Return payments. REF, IHT, and other REF Affiliates may purchase Interests from time to time. Rare Earth, as a General Partner of the Albuquerque entity, will coordinate the offering and sale of Class A Interests to qualified third parties. Rare Earth and other Rare Earth affiliates may purchase Interests under the offering. This restructuring is part of the Trust’s Equity Enhancement Plan to comply with Section 1003(a)(iii) of the NYSE American Company Guide.

Tucson Hospitality Properties Restructuring Agreement

During the Fiscal Years ended January 31, 2025 and 2024, respectively, there were no units of the Tucson entity sold. As of January 31, 2025, the Partnership held a 51.62% ownership interest, or 413.5 Class B units, in the Tucson entity, Mr. Wirth and his affiliates held a 0.25% interest, or approximately 2 Class C units, and other parties held a 48.13% interest, or approximately 385.5 Class A units. For the Fiscal Year ended January 31, 2025, the Tucson entity made quarterly Priority Return payments.

Financing Arrangements and Guarantees

On June 30, 2022, the Trust entered a $2,000,000 net maximum Demand/Revolving Line of Credit/Promissory Note with Rare Earth Financial. The Demand/Revolving Line of Credit/Promissory Note bears interest at 7.0% per annum, is interest only quarterly and matures on June 30, 2025 and automatically renews annually unless either party gives a six-month written advance notice. No prepayment penalty exists on the Demand/Revolving Line of Credit/Promissory Note. The balance fluctuates significantly through the period with the highest payable balance being approximately $1,195,000 during the Fiscal Year ended January 31, 2025. The Demand/Revolving Line of Credit/Promissory Note has a net maximum borrowing capacity of $2,000,000. Related party interest expense or income for the Demand/Revolving Line of Credit/Promissory Note for the Fiscal Year ended January 31, 2025 was $0 of expense, and for the Fiscal Year ended January 31, 2024 was $17,000 of expense.

The above Demand/Revolving Line of Credit/Promissory Notes are presented together as one line item on the balance sheet and totaled a payable of $1,151,225 and $0, at January 31, 2025 and 2024, respectively, all of which is considered a Long-Term Note Payable.

As of January 31, 2025, the Trust had a $200,000 unsecured note payable with an individual lender. The promissory note is payable on demand, or on June 30, 2025, whichever occurs first. The loan accrues interest at 5% and interest only payments shall be made monthly. The Trust may pay all of part of this note without any repayment penalties. The total principal amount of this loan is $200,000 as of January 31, 2025.

On July 1, 2019, the Trust and the Partnership together entered into an unsecured loan totaling $270,000 with an individual investor at 5%, interest only, payable monthly. The loan has been subsequently extended to June 30, 2026. The Trust may pay all or part of this note without any repayment penalties. The total principal amount of this loan is $270,000 as of January 31, 2025.

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On June 29, 2017, Tucson Oracle entered into a $5.0 million Business Loan Agreement (“Tucson Loan”) as a first mortgage credit facility with KS State Bank to refinance the existing first mortgage credit facility with an approximate payoff balance of $3.045 million which allowed Tucson Hospitality Properties, LLLP repayment of hotel improvement advances. The Tucson Loan has a maturity date of June 19, 2042. The Tucson Loan has an initial interest rate of 4.69% for the first five years and thereafter a variable rate equal to the US Treasury + 2.0% with a floor of 4.69% and no prepayment penalty. This credit facility is guaranteed by InnSuites Hospitality Trust, RRF Limited Partnership, Rare Earth Financial, LLC, James F. Wirth and Gail J. Wirth and the Wirth Family Trust dated July 14, 2016.

On March 29, 2022 Tucson Hospitality Properties LLLP, 51% owned by RRF LLLP, a subsidiary of InnSuites Hospitality Trust, funded a new loan for $8.4 million to refinance it’s relatively low $ 4.5 million first position debt along with approximately $ 3.8 million in inter-company advances from IHT used to complete the Best Western Product Improvement Plan (“liquidity”) refurbishment of the Hotel at an interest rate of 4.99% financed on a 25 year amortization with no prepayment penalty and no balloon. This credit facility is guaranteed by InnSuites Hospitality Trust, RRF Limited Partnership, Rare Earth Financial, LLC, James F. Wirth and Gail J. Wirth, and the Wirth Family Trust dated July 14, 2016. As of January 31, 2025, the mortgage loan balance was approximately $7,888,000.

On December 2, 2019, Albuquerque Suites Hospitality, LLC entered into a $1.4 million Business Loan Agreement (“Albuquerque Loan”) as a first mortgage credit facility with Republic Bank of Arizona. The Albuquerque Loan has a maturity date of December 2, 2029. The Albuquerque Loan has an initial interest rate of 4.90% for the first five years and thereafter a variable rate equal to the US Treasury + 3.5% with a floor of 4.90% and no prepayment penalty. The current rate for this note was adjusted to 7.3%, in December of 2024. This credit facility is guaranteed by InnSuites Hospitality Trust. As of January 31, 2025, the mortgage loan balance was approximately $1,156,000.

On January 2, 2001, the Board of Trustees approved a share repurchase program under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, for the purchase of up to 250,000 Partnership units and/or Shares of Beneficial Interest in open market or privately negotiated transactions. On September 10, 2002, August 18, 2005 and September 10, 2007, the Board of Trustees approved the purchase of up to 350,000 additional Partnership units and/or Shares of Beneficial Interest in open market or privately negotiated transactions. Additionally, on January 5, 2009, September 15, 2009 and January 31, 2010, the Board of Trustees approved the purchase of up to 300,000, 250,000 and 350,000, respectively, of additional Partnership units and/or Shares of Beneficial Interest in open market or privately negotiated transactions. Acquired Shares of Beneficial Interest are held in treasury and will be available for future acquisitions and financings and/or for awards granted under the Trust’s equity compensation plans/programs. Additionally, on June 19, 2017, the Board of Trustees approved a share repurchase program under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, for the purchase of up to 750,000 Partnership units and/or Shares of Beneficial Interest in open market or privately negotiated transactions. Acquired Shares of Beneficial Interest will be held in treasury and will be available for future acquisitions and financings and/or for awards granted under the InnSuites Hospitality Trust 1997 Stock Incentive and Option Plan.

For the years ended January 31, 2025 and 2024, the Trust repurchased 28,337 and 265,087 Shares of Beneficial Interest at an average price of $1.59 and $1.72 per share, respectively. The average price paid includes brokerage commissions. The Trust may continue repurchasing Shares of Beneficial Interest in compliance with applicable legal and NYSE AMERICAN requirements. The Trust remains authorized to repurchase approximately an additional 200,000 Partnership units and/or Shares of Beneficial Interest pursuant to the publicly announced share repurchase program, which has no expiration date. Repurchased Shares of Beneficial Interest are accounted for as treasury stock in the Trust’s Consolidated Statements of Shareholders’ Equity.

Compensation Information

For information regarding compensation of our executive officers, see “Compensation of Trustees and Executive Officers” in this proxy statement.

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Review, Approval or Ratification of Transactions with Related Parties

On December 10, 2013, the Board of Trustees adopted a Related Party Transactions Policy, which established procedures for reviewing transactions between us and our Trustees and executive officers, their immediate family members, entities with which they have a position or relationship, and persons known to us to be the beneficial owner of more than 5% of our Shares of Beneficial Interest. These procedures help us evaluate whether any related person transaction could impair the independence of a Trustee or presents a conflict of interest on the part of a Trustee or executive officer. First, the related party transaction is presented to our executive management, including our Chief Financial Officer. Our Chief Financial Officer then discusses the transaction with our outside counsel, as needed. Lastly, the Audit Committee and the members of the Board of Trustees who do not have an interest in the transaction review the transaction and, if they approve, pass a resolution authorizing the transaction. In determining whether to approve a Related Party Transaction, the Audit Committee and the members of the Board of Trustees consider whether the terms of the related party transaction are fair to the Trust on the same basis as would apply if the transaction did not involve a related party; whether there are business reasons for the Trust to enter into the related party transaction; whether the related party transaction would impair the independence of the outside Trustee and whether the related party transaction would present an improper conflict of interest for any Trustee or executive officer of the Trust, taking into account the size of the transaction, the overall financial position of the trustee, executive officer or related party, the direct or indirect nature of the Trustee’s, executive officer’s or other related party interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee and members of the Board of Trustees deem relevant. Our Related Party Transactions Policy is available in the Corporate Governance portion of our website at www.innsuitestrust.com.

Certain Information Concerning the Trust

The following table shows the persons who were known to us to be beneficial owners of more than five percent of our outstanding Shares of Beneficial Interest, together with the number of Shares of Beneficial Interest owned beneficially by each Trustee and executive officer, and the Trustees and executive officers as a group. The percentages in the table are based on 8,763,485 Shares of Beneficial Interest issued and outstanding as of April 30, 2025. Unless otherwise specified, each person has sole voting and investment power of the Shares of Beneficial Interest that he or she beneficially owns.

Beneficial Ownership of Trustees, and Executive Officers

Greater-than-Five-Percent Beneficial Owners and

Beneficial Ownership of Trustees, and Executive Officers (as of June 27, 2025)

	Shares	Percentage of
Trustees and Executive Officers	Beneficially Owned (1)	Outstanding Shares
James F. Wirth (2)	6,251,296	71.33%
Marc E. Berg	53,475	*
Sylvin R. Lange	15,750	*
JR Chase	77,657	*
Leslie T. Kutasi	91,546	*
Steven S. Robson	180,200	2.06%
Michael G. Marchi	10,000	*
Trustees and Executive Officers as a group (seven persons)	6,679,924	76.22%

*	Less than one percent (1.0%).
(1)	Pursuant to the SEC’s rules, “beneficial ownership” includes Shares that may be acquired within 30 days following May 1, 2025.
(2)	All Shares are owned jointly by Mr. Wirth and his spouse and/or by Rare Earth Financial, LLC, except for 1,530,341 Shares that are voted separately by Mr. Wirth, and 1,239,078 Shares that are voted separately by Mrs. Wirth. Mr. Wirth has pledged 1,466,153, and Mrs. Wirth has pledged 300,000 of these Shares as security. Mr. Wirth, his spouse and children own directly and indirectly all 2,974,038 issued and outstanding Class B limited partnership units in the Partnership, convertible one to one into IHT Shares of Beneficial Interest. Mr. Wirth’s business address is 1730 E. Northern Avenue, Suite 122, Phoenix, Arizona 85020.

The following table provides information about our equity compensation plans (other than qualified employee benefits plans and plans available to shareholders on a pro rata basis) as of January 31, 2025:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column

Equity compensation plans approved by security holders	0	$	N/A	1,600,000

Equity compensation plans not approved by security holders	None		None	None

Selection of Independent Auditors

Our consolidated financial statements as of and for the Fiscal Years ended January 31, 2025 and 2024 were audited by BCRG Group, and for Fiscal Year ended January 31, 2024, by BF Borgers CPA PC.

Appointment of BCRG Group

The following table presents aggregate fees for the Fiscal Years ended January 31, 2025, and 2024, for professional services rendered by BCRG Group and BF Borgers CPA PC:

	2025	2024
Audit Fees (1)	$188,500	$104,500
Tax Fees (2)	2,000	25,750
Other Fees	-	-
Total	$190,500	$130,250

(1)	“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements, review of financial statements included in our quarterly reports and related services normally provided in connection with statutory and regulatory filings and engagements.

(2)	“Tax Fees” represent fees for professional services provided in connection with the preparation of our annual Federal and State tax returns, additional tax related research and consulting, and related services normally provided in connection with statutory and regulatory filings, both at the Federal and State level.

The Board of Trustees has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence. There were no fees billed by or paid to our independent registered public accounting firm during the Fiscal Years ended January 31, 2025 and 2024 for tax compliance, tax advice or tax planning services or for financial information systems design and implementation services. The Trust decided to retain BCRG Group, to perform the tax return preparation, for tax years 2025 and 2026, respectively, and BF Borgers for tax year 2024, for all entities within the Trust.

26

Policy on Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee pre-approves all fees for services performed by our independent auditors, currently BCRG Group. Unless a type of service our independent auditors provided receives general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval unless the Audit Committee specifically provides for a different period. Since May 6, 2003, the effective date of the SEC’s rules requiring Audit Committee pre-approval of audit and non-audit services performed by our independent auditors, all of the services provided by our independent auditors were approved in accordance with these policies and procedures.

Other Matters

The Trustees know of no matters to be presented for action at the Annual Meeting other than those described in this proxy statement. Should other matters properly come before the Annual Meeting, the Shares represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

Other Information

Shareholder Proposals

If a shareholder intends to present a proposal at the 2026 Annual Meeting of Shareholders, it must be received by us for consideration for inclusion in our proxy statement and form of proxy relating to that meeting on or before June 1, 2026, unless the date of the next year’s annual meeting changes by more than 30 days from the date of this year’s meeting, in which case the deadline for submission of shareholder proposals will be a reasonable time before we begin to print and send proxy materials. A shareholder who wishes to present a proposal at the 2025 Annual Meeting of Shareholders, but does not wish to have that proposal included in our proxy statement and form of proxy relating to that meeting, must notify us of the proposal before June 15, 2026, unless the date of the next year’s annual meeting changes by more than 30 days from the date of this year’s meeting, in which case we must receive a notice of the proposal a reasonable time before we send proxy materials. Shareholders should submit their proposals to InnSuites Hospitality Trust, 1730 E. Northern Avenue, Suite 122, Phoenix, Arizona 85020, Attention: Secretary. If notice of the proposal is not received by us by the date specified herein, then the proposal will be deemed untimely and we will have the right to exercise discretionary voting authority and vote proxies returned to us with respect to that proposal.

By order of the Board of Trustees

/s/ MARC E. BERG
July 9, 2025	Secretary

27

InnSuites Hospitality Trust

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 13, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76027-P35302 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INNSUITES HOSPITALITY TRUST

The Board of Trustees recommends you vote FOR the following:

1. ELECTION OF TRUSTEES

Nominees:	For	Against	Abstain
1a. James F. Wirth	☐	☐	☐
1b. Leslie (Les) T. Kutasi	☐	☐	☐

The Board of Trustees recommends you vote FOR proposals 2 and 3.

The Board of Trustees recommends you vote 3 YEARS on the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting, and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V76028-P35302

INNSUITES HOSPITALITY TRUST
Annual Meeting of Shareholders
August 14, 2025 at 1:00 PM MDT
This proxy is solicited by the Board of Trustees

The shareholder hereby appoints Marc E. Berg and Sylvin R. Lange, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designed on the reverse side of this ballot, all of the shares of Common Stock of INNSUITES HOSPITALITY TRUST that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM MDT on August 14, 2025, at the office of InnSuites Hospitality Trust, 1730 E. Northern Avenue, Suite 122, Phoenix, Arizona 85020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations.

Continued and to be signed on reverse side